UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 15, 2009

JONES APPAREL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)
1411 Broadway New York, New York 10018 (Address of principal executive offices)
(212) 642-3860 (Registrant's telephone number, including area code)
Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 15, 2009, Jones Apparel Group, Inc. (the "Company") announced that it, Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc., Nine West Footwear Corporation and Jones Retail Corporation (together, the "Issuers") and U.S. Bank National Association (as successor in interest to SunTrust Bank), as trustee, entered into a supplemental indenture (the "Supplemental Indenture") that amended the terms of the indenture (the "Indenture") governing their outstanding Senior 4.250% Notes due 2009 (the "2009 Notes"), 5.125% Senior Notes due 2014 (the "2014 Notes") and 6.125% Senior Notes due 2034 (together with the 2009 Notes and the 2014 Notes, the "Notes"). The amendments to the Indenture provide for a carveout to the lien covenant for liens incurred in connection with a new senior secured credit facility (the "Amendments") to be entered into by the Issuers.

The Supplemental Indenture provides that the Amendments will become operative upon the payment of the consent fee to each holder of the Notes that validly consented and did not validly revoke such consent to the Amendments. The Issuers will accept the consents and pay or cause to be paid the consent fee of $20 per $1,000 principal amount of Notes for which consents were validly delivered after the satisfaction of all the conditions set forth in the Consent Solicitation Statement dated April 1, 2009. The Supplemental Indenture will be binding on all holders, including non-consenting holders of Notes.

The foregoing summary of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the definitive Supplemental Indenture, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

On April 15, 2009, the Issuers received the consents of holders representing at least a majority in principal amount of the Notes then outstanding pursuant to their previously announced consent solicitation with respect to the Notes (the "Required Consents").

As of 3:00 p.m., New York City time, on April 15, 2009, the Issuers had received consents in respect of $604,756,000 principal amount of the Notes, or approximately 81% of the aggregate principal amount of Notes outstanding. On April 15, 2009, the Issuers and the trustee executed a Supplemental Indenture amending the terms of the Indenture governing the Notes. As a result of the execution of the Supplemental Indenture, holders of Notes who have delivered consents pursuant to the consent solicitation may not revoke their consents and holders of the 2009 Notes who have delivered tenders pursuant to the Issuers' previously announced tender offer and also delivered consents pursuant to the consent solicitation may not withdraw their tenders or revoke their consents.

The Company issued a press release on April 15, 2009 announcing the receipt of required consents in the consent solicitation, which is attached hereto as Exhibit 99.1 and furnished herewith.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Second Supplemental Indenture dated as of April 15, 2009 between Jones Apparel Group, Inc., Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc., Nine West Footwear Corporation and Jones Retail Corporation, as Issuers, and U.S. Bank National Association, as Trustee.

99.1	Press Release of the Registrant dated April 15, 2009.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC. (Registrant) By: /s/ Ira M. Dansky Ira M. Dansky Executive Vice President, General Counsel and Secretary

 Date: April 15, 2009

Exhibit Index

Exhibit No.	Description
10.1	Second Supplemental Indenture dated as of April 15, 2009 between Jones Apparel Group, Inc., Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc., Nine West Footwear Corporation and Jones Retail Corporation, as Issuers, and U.S. Bank National Association, as Trustee.

99.1	Press Release of the Registrant dated April 15, 2009.

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